UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2014

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706-2798
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
TimkenSteel Corporation (the "Company") changed the method in which certain costs and expenses are allocated to its reportable segments beginning with the three and nine months ended September 30, 2014. The change reflects a refinement of the internal reporting to align with the way the Company's management now makes operating decisions and manages the growth and profitability of the Company's business as an independent company subsequent to the spinoff from The Timken Company. This change corresponds with management's current approach of allocating costs and resources and assessing the performance of the Company's segments. The Company reports segment information in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 280, "Segment Reporting". There has been no change in the total consolidated financial condition or results of operations previously reported as a result of the change in the Company's segment cost structure. Exhibit 99.1 attached to this Current Report on Form 8-K, which is incorporated herein by reference, provides a summary of the effects of the above reporting changes on the Company's 2014 and 2013 segment level operating results. Supplemental financial information related to segment operating results is posted to the investor relations section of our website at http://timkensteel.com/.
This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits,

Exhibit No.	Description
99.1	TimkenSteel Corporation revised quarterly segment financial results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	October 29, 2014	By:	/s/ Christopher J. Holding
Christopher J. Holding
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	TimkenSteel Corporation revised quarterly segment financial results.